PVH CORP.
200 MADISON AVENUE
NEW YORK, NY 10016

FOR IMMEDIATE RELEASE:
October 29, 2013

PVH Corp. Contact:
Dana Perlman
Treasurer and Senior Vice President, Business Development & Investor Relations
(212) 381-3502
investorrelations@pvh.com

Tommy Hilfiger Media Contact:
Abdel El Hamri
VP of Global Communications
+31 20 589 5701
abdel.elhamri@tommy.com

PVH CORP. ANNOUNCES SUCCESSION
PLAN FOR TOMMY HILFIGER GROUP

•	Fred Gehring To Become Chairman, Tommy Hilfiger, and Vice Chairman, PVH Corp. In The Second Half Of 2014

•	Daniel Grieder To Be Promoted To Chief Executive Officer Of Tommy Hilfiger Group, Succeeding Mr. Gehring

NEW YORK, NEW YORK -- (BUSINESS WIRE) -- October 29, 2013 – PVH Corp. [NYSE: PVH] today announced additional details for the succession plan for Fred Gehring, currently Chief Executive Officer, Tommy Hilfiger and PVH International. Mr. Gehring will become Chairman, Tommy Hilfiger and Vice Chairman, PVH Corp. by the end of its fiscal year 2014. The Company had disclosed in July that it had entered into a new employment agreement with Mr. Gehring that provided for him to transition into this new role, which is part time, no earlier than mid-2014 and no later than mid-2016. In his new role with Tommy Hilfiger, Mr. Gehring will be involved in establishing the overall strategy of Tommy Hilfiger, as well as serve as an advisor to Daniel Grieder, who was named today as his successor. As Vice Chairman of PVH Corp., Mr. Gehring will serve as an advisor to Manny Chirico, PVH’s Chairman and Chief Executive Officer on matters related to PVH.

Upon Mr. Gehring’s transition to his new role, Mr. Grieder will be promoted to global Chief Executive Officer of the Tommy Hilfiger Group, while maintaining his role as Chief Executive Officer of PVH Europe.

Mr. Gehring led the introduction of Tommy Hilfiger into the European market in 1997. Mr. Gehring assumed the role of global Chief Executive Officer in 2006 when he led a management buy-out of the Tommy Hilfiger Group supported by Apax Partners. The Tommy Hilfiger Group was acquired by PVH Corp. in 2010, with Mr. Gehring adding the title of Chief Executive Officer, PVH International in addition to his role at the Tommy Hilfiger Group.

“Fred Gehring has been an exceptional partner since our acquisition of Tommy Hilfiger in 2010. Under his leadership, Tommy Hilfiger has consistently been a top performer among PVH Corp.’s portfolio of global lifestyle brands,” said Mr. Chirico. “Daniel Grieder has worked closely with Fred since moving to Tommy Hilfiger Europe’s Amsterdam headquarters in 2003, and his ascension to global CEO of the Group is a natural progression. We believe our advance preparation for this internal succession plan, Fred’s continued active visionary involvement and Daniel’s operational excellence and leadership will ensure continuity in the development and growth of our Tommy Hilfiger businesses worldwide and drive the Calvin Klein Europe business forward,” said Mr. Chirico.

Daniel Grieder has worked with Tommy Hilfiger Europe since 1997, initially as Managing Director for the brand in Switzerland and Austria. In 2003, Mr. Grieder relocated to the Tommy Hilfiger Europe headquarters in Amsterdam, and in 2008 was appointed Chief Executive Officer of Tommy Hilfiger Europe. Following PVH’s acquisition of The Warnaco Group, Inc. in February of this year and the integration of the Calvin Klein Europe operations into the Tommy Hilfiger Europe headquarters, Mr. Grieder’s role expanded to include Chief Executive Officer of PVH Europe.

As part of the continued integration and development of the European Tommy Hilfiger and Calvin Klein businesses, the Company also announced the appointment of two senior executives to lead the Tommy Hilfiger and Calvin Klein brands in Europe. Reporting directly to Daniel Grieder, Peter Schlagboehmer will take on the role of President/Brand Management, Tommy Hilfiger Europe. Mr. Schlagboehmer joined Tommy Hilfiger in 2007, and since 2010 has held the role of SVP Retail Europe overseeing the growth of the brand’s European retail business. Iris Epple will assume the role of President/Brand Management of Calvin Klein Europe, following 10 years in key wholesale and retail management roles at Tommy Hilfiger Europe. Ms. Epple will also report directly to Daniel Grieder.

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About The Tommy Hilfiger Group
With a premium lifestyle brand portfolio that includes Tommy Hilfiger, Hilfiger Denim and Tommy Girl, the Tommy Hilfiger Group is one of the world’s most recognized designer apparel groups. Its focus is designing and marketing high-quality menswear, womenswear, children’s apparel and denim collections. Through select licensees, the Group offers complementary lifestyle products such as sportswear for men, women, juniors and children; footwear; athletic apparel (golf, swim and sailing); bodywear (underwear, robes and sleepwear); eyewear; sunwear; watches; handbags; men’s tailored clothing; men’s dress furnishings; socks; small leather goods; fragrances; home and bedding products; bathroom accessories; and luggage. The Hilfiger Denim product line consists of jeanswear and footwear for men, women and children; bags; accessories; eyewear and fragrance. Merchandise under the Tommy Hilfiger brands is available to consumers worldwide through an extensive network of Tommy Hilfiger retail stores, leading specialty and department stores and other select retailers and retail channels.

About PVH Corp.
PVH Corp., one of the world’s largest apparel companies, owns and markets the iconic Calvin Klein and Tommy Hilfiger brands worldwide. It is the world’s largest shirt and neckwear company and markets a variety of goods under its own brands, Van Heusen, Calvin Klein, Tommy Hilfiger, IZOD, ARROW, Bass, G.H. Bass & Co., Warner’s and Olga, and its licensed brands, including Speedo, Geoffrey Beene, Kenneth Cole New York, Kenneth Cole Reaction, MICHAEL Michael Kors, Sean John, Chaps, Donald J. Trump Signature Collection, JOE Joseph Abboud, DKNY, Ike Behar and John Varvatos.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Forward-looking statements in this press release, including, without limitation, statements relating to our plans, strategies, objectives, expectations and intentions are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy, and some of which might not be anticipated, including, without limitation, the following: (i) our plans, strategies, objectives, expectations and intentions are subject to change at any time at our discretion; (ii) in connection with the acquisition of The Warnaco Group, Inc. (“Warnaco”), we borrowed significant amounts, may be considered to be highly leveraged, and will have to use a significant portion of our cash flows to service such indebtedness, as a result of which we might not have sufficient funds to operate our businesses in the manner we intend or have operated in the past; (iii) the levels of sales of our apparel, footwear and related products, both to our wholesale customers and in our retail stores, the levels of sales of our licensees at wholesale and retail, and the extent of discounts and promotional pricing in which we and our licensees and other business partners are required to engage, all of which can be affected by weather conditions, changes in the economy, fuel prices, reductions in travel, fashion trends, consolidations, repositionings and bankruptcies in the retail industries, repositionings of brands by our licensors and other factors; (iv) our plans and results of operations will be affected by our ability to manage our growth and inventory, including our ability to realize benefits from Warnaco; (v) our operations and results could be affected by quota restrictions and the imposition of safeguard controls (which, among other things, could limit our ability to produce products in cost-effective countries that have the labor and technical expertise needed), the availability and cost of raw materials, our ability to adjust timely to changes in trade regulations and the migration and development of manufacturers (which can affect where our products can best be produced), changes in available factory and shipping capacity, wage and shipping cost escalation, and civil conflict, war or terrorist acts, the threat of any of the foregoing, or political and labor instability in any of the countries where our or our licensees’ or other business partners’ products are sold, produced or are planned to be sold or produced; (vi) disease epidemics and health related concerns, which could result in closed factories, reduced workforces, scarcity of raw materials and scrutiny or embargoing of goods produced in infected areas, as well as reduced consumer traffic and purchasing, as consumers become ill or limit or cease shopping in order to avoid exposure; (vii) acquisitions and issues arising with acquisitions and proposed transactions, including, without limitation, the ability to integrate an acquired entity, such as Warnaco, into us with no substantial adverse effect on the acquired entity’s or our existing operations, employee relationships, vendor relationships, customer relationships or financial performance; (viii) the failure of our licensees to market successfully licensed products or to preserve the value of our brands, or their misuse of our brands; and (ix) other risks and uncertainties indicated from time to time in our filings with the Securities and Exchange Commission.

We do not undertake any obligation to update publicly any forward-looking statement, whether as a result of the receipt of new information, future events or otherwise.